Exhibit 99.1

ELLIJAY, Ga. July 23, 2008 (PRIME NEWSWIRE) — Appalachian Bancshares, Inc. (NASDAQ: APAB), holding company for Appalachian Community Bank and Appalachian Community Bank, F.S.B., reported consolidated total assets of $1.1 billion, as of June 30, 2008, compared to $873.6 million on June 30, 2007, an increase of 21.3%. Total gross loans were $869.6 million, an increase of $144.7 million, or 20.0%, when compared with $724.9 million on June 30, 2007. Deposits grew to $903.1 million as of June 30, 2008, an increase of $156.9 million, or 21.0%, when compared to $746.2 million on June 30, 2007.

Tracy Newton, President and Chief Executive Officer, stated that, “The macro effects of the relentless publicity questioning the strength of financial institutions continues to impact our business and the perceived value of our company. The economic environment, in our general market area continues to be weaker than we would like. However, we are seeing some signs of increased interest from consumers and investors wishing to take advantage of discounted real estate opportunities.

We continue to be focused on cleansing real and perceived risks from our balance sheet. We are being very aggressive in dealing with problem assets and the results of our approach will likely affect our business for the remainder of the year.

In spite of this economic downturn, we are determined to continue to implement our strategic business plan by continuing to aggressively seek out core deposits in our expansion markets. We are also committed to redouble our efforts to go “above and beyond” normal customer expectations through our attitudes, services and products.”

Net income for second quarter 2008 was $701 thousand, or $0.13 per diluted share, a 55.2% decrease in net income per diluted share when compared to $1.5 million, or $0.29 per diluted share, for the same quarter in 2007. Net income for the second quarter of 2008 decreased $400 thousand compared with the net income for the first quarter of 2008, which was $1.1 million, or $0.21 per diluted share. Net income for the first six months of 2008 was $1.8 million, or $0.34 per diluted share, a 41.38% decrease per diluted share compared to $3.1 million, or $0.58 per diluted share, for the same period in 2007. Our decrease in net income for the quarter and the first six months was primarily due to our provision for loan losses of $1.5 million and $2.5 million, respectively, which represents an increase of $549 thousand and $868 thousand from the same periods in 2007.

Return on average shareholders’ equity was 3.70% annualized for second quarter 2008, compared to 8.68% for the same period in 2007. For the first six months of 2008, return on average shareholders’ equity was 4.89% annualized compared to 9.04% for the same period in 2007. Return on average assets was 0.28% annualized for the second quarter 2008, compared to 0.71% for the same period in 2007. For the first six months of 2008, return on average assets was 0.37% annualized compared to 0.75% for this period in 2007.

Mr. Newton commented that, “Consistent with our previous efforts, we continue to quickly identify and address our problem assets. Although our non-performing assets to total assets ratio increased to 0.87% from 0.59% at March 31, 2008, 0.64% at December 31, 2007 and 0.73% at June 30, 2007, our non-performing loans to total loans ratio was 0.60%, which is 0.03% less than the same ratio at June 30, 2007. This non-performing loan ratio comparison together with decreasing 30-89 past due loans is clear evidence that we are dealing with our loan issues proactively and not prolonging collection efforts. However, this approach does punish earnings. Our 30-89 day past due loan totals have decreased from $16.9 million at March 31, 2008 to $13.4 million at June 30, 2008, an improvement of 20.7% during the recent quarter. When you annualize our net charge-off ratio for the recent six month period, it is 0.38% which is comparable to the 2007 net charge-off ratio of 0.36%. Additionally, we feel confident that our loan loss reserves remain adequate at 1.22% of gross loans outstanding, which is consistent with the same ratio at June 30, 2007 and slightly more than at March 31, 2008. If conditions should warrant, additional loan loss reserve provisions will be provided.”

For the quarter ended, net interest margin was 4.07% compared with 4.83% the same quarter a year ago and 4.29% during the first quarter of 2008. During the first six months of 2008, our net interest margin was 4.18% compared to 4.86% for the same period in 2007.

Total revenue, net of interest expense, was $10.9 million for second quarter 2008 and $10.7 million for the second quarter 2007. This represented an increase of 1.7%. First quarter 2008 was consistent with the current quarter at $11.0 million. During the first six months, total revenue, net of interest expense, was $21.9 million compared to $20.9 million for the same period in 2007, an increase of 4.4%. Total revenue, net of interest expense, increased during the second quarter and the first six months of 2008 compared to the same periods in 2007 despite the decrease in our net interest margin due to the increased volume of our loans and deposits.

Book value per share stood at $14.13 at June 30, 2008, compared to $13.30 per share at June 30, 2007, an increase of approximately 6.2%. At December 31, 2007 our book value per share was $13.94.

Conference Call

The Company will hold a conference call on Wednesday July 23, 2008, at 11:00 a.m. ET, to discuss its financial results and strategic initiatives and to entertain questions. Listeners will be able to participate in the question-and-answer session. The telephone number for the conference call is 1-800-860-2442. The conference call also will be available by webcast, through the Company’s website, www.apab.com, by clicking on the Investor Relations’ section. A replay of the call will be archived on the Company’s website for one year.

About Appalachian Bancshares, Inc.

The Company is based in Ellijay, Georgia, and is the holding company of Appalachian Community Bank, a Georgia state-chartered bank, and Appalachian Community Bank, F.S.B., a federally-chartered thrift. The Company, through Appalachian Community Bank (which also operates in Gilmer County, Georgia, under the trade name of Gilmer County Bank, and in Whitfield County, Georgia, under the trade name of Banco Fuerza) and Appalachian Community Bank, F.S.B., provides a full range of community banking services to individuals and to small and medium-sized businesses, through its thirteen banking offices, located in Ellijay, East Ellijay, Blue Ridge, Blairsville, Chatsworth, Dawsonville, McCaysville, Dahlonega and Dalton, Georgia, and in Ducktown, Tennessee, and Murphy, North Carolina. The Company’s common stock trades on the NASDAQ Global Market under the symbol APAB. For more information, please visit the Company’s website at www.apab.com.

Certain statements in this news release contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, such as statements relating to future plans and expectations, and are thus prospective. These forward-looking statements are subject to risks and uncertainties, including, but not limited to, economic conditions, competition, interest rate sensitivity and exposure to regulatory and legislative changes, and other risks and uncertainties described in our company’s filings with the Securities and Exchange Commission. Although we believe that the assumptions underlying the forward-looking statements are reasonable, any of the assumptions could prove to be inaccurate. Therefore, we can give no assurance that the results contemplated in the forward-looking statements will be realized. The inclusion of this forward-looking information should not be construed as a representation by our company or any person that the future events, plans, or expectations contemplated by our company will be achieved. We undertake no obligation to update publicly or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

APPALACHIAN BANCSHARES, INC. AND SUBSIDIARIES

SELECTED CONSOLIDATED FINANCIAL DATA

(Unaudited)

(Dollars in thousands, except shares and per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2008	2007	2008	2007
Summary Results of Operations Data:
Interest income	$17,400	$17,966	$36,043	$34,530
Interest expense	7,864	8,532	16,793	16,226

Net interest income	9,536	9,434	19,250	18,304
Provision for loan losses	1,496	947	2,451	1,583

Net interest income after provision for loan losses	8,040	8,487	16,799	16,721
Noninterest income	1,342	1,260	2,607	2,632
Noninterest expense	8,426	7,435	16,788	14,732

Income before taxes	956	2,312	2,618	4,621
Income tax expense	255	811	780	1,561

Net income	$701	$1,501	$1,838	$3,060

Per Share Data:
Net income, basic	$0.13	$0.29	$0.34	$0.58
Net income, diluted	0.13	0.29	0.34	0.58
Book value	14.13	13.30	14.13	13.30

Weighted average number of shares outstanding:
Basic	5,372,505	5,255,507	5,360,747	5,235,250
Diluted	5,372,505	5,256,001	5,360,747	5,256,717

Performance Ratios:
Return on average assets(1)	0.28%	0.71%	0.37%	0.75%
Return on average equity(1)	3.70%	8.68%	4.89%	9.04%
Net interest margin(1) (2)	4.07%	4.83%	4.18%	4.86%
Efficiency ratio(3)	77.46%	69.52%	76.84%	70.37%

Growth Ratios and Other Data:
Percentage change in net income	-53.30%		-39.93%
Percentage change in diluted net income per share	-55.17%		-41.38%

APPALACHIAN BANCSHARES, INC. AND SUBSIDIARIES

SELECTED CONSOLIDATED FINANCIAL DATA

(Unaudited)

(Dollars in thousands, except shares and per share data)

	At June 30,
	2008	2007
Summary Balance Sheet Data:
Assets	$1,059,880	$873,576
Average earning assets QTD	951,717	791,258
Average earning assets YTD	935,092	766,388
Investment securities	80,718	76,974
Loans held for sale	3,967	4,932
Loans	869,595	724,898
Allowance for loan losses	10,644	8,880
Deposits	903,053	746,172
Short-term borrowings	11,803	5,965
Accrued interest	1,871	1,841
Federal Home Loan Bank advances	57,150	39,600
Subordinated long-term capital notes	6,186	6,186
Other liabilities	3,884	3,236
Shareholders’ equity	75,933	70,576

Asset Quality Ratios:
Nonperforming loans to total loans	0.60%	0.63%
Nonperforming assets to total assets	0.87%	0.73%
Net charge-offs to average total loans	0.19%	0.05%
Allowance for loan losses to nonperforming loans	202.67%	193.76%
Allowance for loan losses to total loans	1.22%	1.22%

	At June 30,
	2008		2007
	Amount	% of Total Loans	Amount	% of Total Loans
Loans by Category
Real estate - acquisition & development	$399,520	45.94%	$382,705	52.79%
Real estate - commercial	168,717	19.40%	139,301	19.22%
Real estate - residential	197,707	22.74%	123,000	16.97%
Commercial business	66,030	7.59%	48,042	6.63%
Other loans	37,621	4.33%	31,850	4.39%

Total Loans	$869,595		$724,898

APPALACHIAN BANCSHARES, INC. AND SUBSIDIARIES

SELECTED CONSOLIDATED FINANCIAL DATA

(Unaudited)

(Dollars in thousand, except shares and per share data)

	At June 30,
	2008		2007
	Amount	% of Total Nonperforming	Amount	% of Total Nonperforming
Nonperforming assets by category:
Loans
Real estate - acquisition & development	$2,175	23.61%	$2,168	34.05%
Real estate - commercial	682	7.40%	—	0.00%
Real estate - residential	1,465	15.90%	1,862	29.24%
Commercial business	706	7.66%	251	3.94%
Other loans	224	2.44%	302	4.74%
Other Real Estate
Real estate - acquisition & development	1,559	16.92%	1,275	20.02%
Real estate - commercial	206	2.24%	345	5.42%
Real estate - residential	2,144	23.27%	165	2.59%
Other Repossessed Property
Other loans	51	0.56%	—	0.00%

Total Nonperforming Assets	$9,212		$6,368

	At June 30,
	2008		2007
	Amount	% of Total Average Loans	Amount	% of Total Average Loans
Quarter-to-Date Net Charge-Offs by Category
Real estate - acquisition & development	$762	0.09%	$52	0.01%
Real estate - commercial	—	0.00%	90	0.01%
Real estate - residential	211	0.02%	—	0.00%
Commercial business	29	0.00%	17	0.00%
Other loans	104	0.02%	52	0.01%

Total Net Charge-Offs	$1,106	0.13%	$211	0.03%

	2008		2007
	Amount	% of Total Average Loans	Amount	% of Total Average Loans
Year-to-Date Net Charge-Offs by Category
Real estate - acquisition & development	$1,073	0.13%	$54	0.01%
Real estate - commercial	7	0.00%	90	0.01%
Real estate - residential	256	0.03%	55	0.01%
Commercial business	57	0.01%	29	0.00%
Other loans	222	0.02%	145	0.02%

Total Net Charge-Offs	$1,615	0.19%	$373	0.05%

APPALACHIAN BANCSHARES, INC. AND SUBSIDIARIES

SELECTED CONSOLIDATED FINANCIAL DATA

(Unaudited)

(Dollars in thousands, except shares and per share data)

Growth Ratios and Other Data:
Percentage change in assets	21.33%
Percentage change in loans	19.96%
Percentage change in deposits	21.02%
Percentage change in equity	7.59%
Loans to deposits ratio	96.30%

(1)	Annualized.
(2)	Taxable equivalent.
(3)	Computed by dividing noninterest expense by the sum of the net interest income and noninterest income.

APPALACHIAN BANCSHARES, INC AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

(Unaudited)

(Dollars in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2008	2007	2008	2007
Interest Income
Interest and fees on loans	$16,379	$17,021	$34,038	$32,606
Interest on securities:	—
Taxable securities	802	706	1,581	1,397
Nontaxable securities	158	153	318	310
Interest on deposits with other banks	6	18	8	64
Interest on federal funds sold	55	68	98	153

Total Interest Income	17,400	17,966	36,043	34,530

Interest Expense
Interest on deposits	7,142	7,895	15,258	15,106
Interest on short-term borrowings	121	84	245	112
Interest on Federal Home Loan Bank advances	504	419	1,084	740
Interest on subordinated long-term capital notes	97	134	206	268

Total Interest Expense	7,864	8,532	16,793	16,226

Net Interest Income	9,536	9,434	19,250	18,304
Provision for loan losses	1,496	947	2,451	1,583

Net Interest Income After Provision for Loan Losses	8,040	8,487	16,799	16,721

Noninterest Income
Customer service fees	660	548	1,224	1,061
Mortgage origination commissions	418	513	864	993
Net gains on sales of securities	—	—	9	—
Other operating income	264	199	510	578

Total Noninterest Income	1,342	1,260	2,607	2,632

Noninterest Expenses
Salaries and employee benefits	5,044	4,523	10,035	8,938
Occupancy, furniture and equipment expense	1,020	909	2,102	1,763
Other operating expenses	2,362	2,003	4,651	4,031

Total Noninterest expense	8,426	7,435	16,788	14,732

Income before income taxes	956	2,312	2,618	4,621
Income tax expense	255	811	780	1,561

Net Income	$701	$1,501	$1,838	$3,060

Earnings Per Common Share
Basic	$0.13	$0.29	$0.34	$0.58
Diluted	0.13	0.29	0.34	0.58
Cash Dividends Declared Per Common Share	—	—	—	—
Weighted Average Shares Outstanding
Basic	5,372,505	5,255,507	5,360,747	5,235,250
Diluted	5,372,505	5,256,001	5,360,747	5,256,717

APPALACHIAN BANCSHARES, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION

(Unaudited)

(Dollars in thousands)

	June 30, 2008	December 31, 2007	June 30, 2007
Assets
Cash and due from banks	$22,076	$13,392	$17,641
Interest-bearing deposits with other banks	5,896	310	314
Federal funds sold	23,787	12,797	2,163

Cash and Cash Equivalents	51,759	26,499	20,118

Securities available-for-sale	80,718	80,510	76,974

Loans, held for sale	3,967	6,503	4,932

Loans, net of unearned income	869,595	807,522	724,898
Allowance for loan losses	(10,644)	(9,808)	(8,880)

Net Loans	858,951	797,714	716,018

Premises and equipment, net	35,311	32,966	28,531
Accrued interest	9,210	9,797	8,757
Cash surrender value on life insurance	8,967	8,778	8,604
Intangibles, net	21	2,179	2,135
Other assets	10,976	6,254	7,507

Total Assets	$1,059,880	$971,200	$873,576

Liabilities and Shareholders’ Equity

Liabilities
Noninterest-bearing deposits	$53,095	$56,559	$55,679
Interest-bearing deposits	849,958	751,038	690,493

Total Deposits	903,053	807,597	746,172

Short-term borrowings	11,803	21,048	5,965
Accrued interest	1,871	2,059	1,841
Federal Home Loan Bank advances	57,150	57,350	39,600
Subordinated long-term capital notes	6,186	6,186	6,186
Other liabilities	3,884	3,297	3,236

Total Liabilities	983,947	897,537	803,000

Shareholders’ Equity
Preferred Stock, 20,000,000 shares authorized, none issued	—	—	—
Common stock, par value $0.01 per share, 20,000,000 shares authorized, 5,372,505 shares issued at June 30, 2008, 5,285,026 shares issued at December 31, 2007 and 5,304,726 shares issued at June 30, 2007	54	53	53
Paid-in capital	44,841	43,998	44,233
Retained earnings	31,169	29,331	26,821
Accumulated other comprehensive income (loss)	(131)	281	(531)

Total Shareholders’ Equity	75,933	73,663	70,576

Total Liabilities and Shareholders’ Equity	$1,059,880	$971,200	$873,576